Exhibit 99.1

NEWS RELEASE

Digital River to Acquire LML Payment Systems

MINNEAPOLIS and VANCOUVER, British Columbia – September 24, 2012: Digital River, Inc. (NASDAQ: DRIV), the revenue growth experts in global cloud commerce, and LML Payment Systems Inc. (NASDAQ: LMLP), a leading provider of electronic payment processing, risk management and authentication services, announced the signing of a definitive agreement whereby Digital River will acquire LML Payment Systems Inc. in an all cash transaction valued at U.S. $3.45 per share, or an aggregate purchase price of approximately U.S. $102.8 million.

The acquisition joins two complementary card-not-present payments businesses, positioning Digital River to further capitalize on its global success in online payment processing. Digital River has traditionally focused on online payment processing for enterprise and mid-sized merchants. LML Payment Systems processes online payments for more than 14,000 small to mid-sized merchants. The combination will enable Digital River to broaden its online payment services to businesses of all sizes. Collectively, the companies will handle more than $20 billion in online transactions for tens of thousands of companies across a broad range of industries, including software, consumer electronics, government, utilities, event registration and mobile payments.

Digital River intends to leverage LML Payment Systems’ proven ecosystem of banking, merchant, reseller and developer relationships to not only expand its Digital River World Payments solution, but also extend LML Payment Systems’ white-label channel solution and mobile payments solution. At the same time, LML Payment Systems intends to access Digital River’s broad portfolio of global payment methods to offer its clients a wider selection of international payment options and more opportunities to expand their online businesses worldwide.

“This investment reflects our ongoing commitment to expanding our Digital River World Payments solution and continuing to diversify our global commerce business across multiple vertical markets,” said Joel Ronning, Digital River’s CEO. “Each company has a strong reputation in the online payments market, robust platform and deep expertise in card-not-present processing. Our joint technologies and expert resources will create even more value for our combined client bases – helping them reduce time to market and providing access to new payments technologies and geographies.”

Under the terms of the agreement, LML Payment Systems shareholders will receive U.S. $3.45 per share in cash consideration (the “Consideration”) and all options and warrants will be acquired for cash consideration equal to the Consideration less the exercise price of such option or warrant. The acquisition has been approved by the boards of directors of both companies and is to be completed through a plan of arrangement under the Business Corporations Act (British Columbia). The closing of the transaction is subject to approval of two-thirds of the LML shareholder votes cast. The transaction is subject to satisfaction of other customary terms and conditions and is expected to close during the fourth quarter in 2012 or the first quarter in 2013. The acquisition is expected to be accretive to Digital River’s earnings in its 2013 fiscal year.

“LML Payment Systems has built a highly-regarded payments business over the last 12 years and we believe the transaction with Digital River is in the best interests of our clients, shareholders and employees. In addition, it will deliver increased value to our channel partners and merchants as we enhance both companies’ product roadmaps,” said Craig Thomson, president of LML Payment Systems. “Digital River has earned a reputation as a global e-commerce leader, providing online payment services and helping companies grow their online businesses in international markets for more than 15 years. They share our commitment to the online payments market and to backing our clients with innovative new products as well as proven solutions for entering emerging geographies.”

For this transaction, RBC Capital Markets served as financial advisor to Digital River, and William Blair & Company, L.L.C. served as financial advisor to LML Payment Systems.

About LML Payment Systems Inc.

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and US subsidiaries Beanstream Internet Commerce Corp and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. The company provides credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. For more details about LML Payment Systems, visit www.lmlpayment.com.

About Digital River, Inc.

Digital River, Inc., the revenue growth experts in global cloud commerce, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running a global commerce operation. The company’s comprehensive platform offers site development and hosting, order management, global payments, cloud-based billing, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit its corporate website, follow the company on Twitter or call +1 952-253-1234.

No stock exchange or regulatory authority has in any way passed upon the merits of the proposed transaction and has neither approved nor disapproved the contents of the transactions contemplated by the agreement.  If all approvals are obtained, all conditions are met, and the transaction is completed, LML Payment Systems will be delisted from NASDAQ.

Information About the Transaction

A material change report, which provides more details on the transaction, will be filed with the Canadian provincial securities regulatory authorities and with the U.S. Securities and Exchange Commission and will be available at www.sedar.com and at www.sec.gov.

LML Payment Systems also intends to file a proxy statement with the United States Securities and Exchange Commission (“SEC”) in connection with the Arrangement.  Shareholders of LML Payment Systems are urged to read the proxy statement when it becomes available, because it will contain important information.  Shareholders of LML Payment Systems will be able to obtain a free copy of the proxy statement, as well as other filings containing information about LML Payment Systems and the proposed transaction, when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about LML Payment Systems and the proposed transaction can be obtained, when available and without charge, by directing a request to LML Payment Systems, Attention: Investor Relations, 1140 West Pender Street, Suite 1680, Vancouver, British Columbia V6E 4G1, by phone at (800) 888-2260, or on LML Payment Systems’ website at www.lmlpayment.com.

Participants in Solicitation

Digital River, LML Payment Systems, and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from LML Payment Systems’ shareholders in respect of the proposed transaction. You can find information about Digital River’s directors and executive officers in Digital River’s definitive annual proxy statement filed with the SEC on April 18, 2012. You can obtain free copies of Digital River’s annual proxy statement by contacting Digital River’s investor relations department. You can find information about LML Payment Systems’ directors and executive officers in LML Payment Systems’ definitive annual proxy statement filed with the SEC on July 31, 2012. You can obtain free copies of LML Payment Systems’ annual proxy statement, and LML Payment Systems’ proxy statement in connection with the proposed transaction (when it becomes available), by contacting LML Payment Systems’ investor relations department. Additional information regarding the interests of LML Payment Systems’ directors and executive officers will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements, such as statements regarding Digital River’s and LML Payment Systems’ anticipated future performance and the parties’ ability to close the transaction, including the ability of Digital River and LML Payment Systems to consummate the transaction on the terms described in this press release (or at all) and to integrate their business and product offerings. Such forward-looking statements can be identified by the words “believes,” “intends,” “expects” and similar words.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Digital River, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties, include, but are not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between Digital River and LML Payment Systems, the ability to successfully complete the proposed transaction in accordance with its terms and in accordance with the expected schedule, the ability to obtain shareholder, regulatory or other approvals for the proposed transaction on the terms proposed and on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the financial performance of Digital River and LML Payment Systems following completion of the proposed transaction, the ability to successfully integrate the businesses of Digital River and LML Payment Systems, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies), the risk that anticipated benefits of the proposed transaction may take longer to realize than expected, and other risks such as the variability in Digital River’s and LML Payment System’s operating results and competition in the electronic commerce and payments markets.  Additional information concerning other risk factors is contained in the parties’ most recent Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and Digital River and LML Payment Systems undertake no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning Digital River or LML Payment Systems, the proposed transaction, or other matters and attributable to Digital River or LML Payment Systems or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

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Investor Relations Contacts:	Media Relations Contacts:
Ed Merritt	Gerri Dyrek
Vice President, Investor Relations	Group Vice President, Corporate Communications
Digital River	Digital River
investorrelations@digitalriver.com	gdyrek@digitalriver.com
952-225-3362	952-225-3719

Ken Brooks
Director, Investor Relations
LML Payment Systems Inc.
kbrooks@lmlpayment.com
604-689-4440
800-888-2260